PETROHAWK ENERGY CORPORATION ANNOUNCES STRONG START TO 2006

Production Up, Lifting Costs Down

KCS Energy Merger Announced, Successful Drilling Continues

HOUSTON, May 10, 2006—Petrohawk Energy Corporation (“Petrohawk” or the “Company”) (NASDAQ: HAWK) today reported financial and operating results for the first quarter of 2006.

Highlights include:

•	66 wells drilled with a 95% success rate

•	Record net production of 12.2 BCFE, up 154% year over year

•	Revenue increased 219% year over year to $103 million

•	33% reduction in per unit G&A expenses and 6% improvement in total lifting costs over prior quarter

•	Operating cash flow (a non-GAAP financial measure) of $63.6 million, up 246% year over year

•	$262.5 million invested in oil and gas properties

•	$52.5 million of oil and gas properties divested

“Petrohawk had a great first quarter with increased production and lower costs, even though costs for the industry have increased in general,” stated Floyd C. Wilson, Chairman, President and Chief Executive Officer. “Our drilling results were excellent, and we completed two strategic transactions during the period.

“Additionally, we look forward to completing a third strategic and transforming transaction – our exciting merger with KCS Energy. We believe the combination of our two fine staffs, the continuation and extension of our two very successful drilling programs and the integration of our highly complimentary oil and gas assets will set the stage for dynamic growth at Petrohawk for this year and beyond.”

On April 21, Petrohawk announced its proposed merger with KCS Energy, Inc. (NYSE: KCS). The merger will create an enterprise valued at approximately $3.7 billion including proved reserves of approximately one trillion cubic feet of natural gas equivalents (Tcfe) with significant exploration and development potential. The transaction is expected to close during the third quarter of this year and is subject to stockholder and regulatory approval and other customary terms and conditions.

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Financial and Operational Highlights

*	The Company generated revenues for the quarter of $103 million, representing a 219% increase year over year. Cash flows from operations before changes in working capital (cash flow from operations, a non-GAAP measure) were $63.6 million, or $0.76 per share. Year over year, cash flows from operations increased 246%. Net income for the quarter reached $32.9 million, or $0.39 per fully diluted common share, before excluding selected items (see the Selected Item Review and Reconciliation table for additional information), compared to a loss of $0.36 per fully diluted share for the first quarter of 2005.

*	The average oil and natural gas production rate for the quarter increased 16% over the fourth quarter of 2005 and 154% over the first quarter of 2005 to 136 million cubic feet equivalent per day (Mmcfe/d). Total production for the quarter was 8,658 Mmcf of natural gas and 596 Mbbls of oil, or 12,234 Mmcfe.

*	The Company made improvements in its overall cost structure during first quarter, including a reduction in general and administrative expenses by 33% over the prior quarter, from $8.0 million to $6.0 million. Total operating expense, including lease operating, production and severance taxes, gathering and transportation expense, showed a 6% improvement over the prior quarter on a per unit basis, from $1.95 to $1.83 per Mcfe. Depletion, depreciation and amortization, a non-cash expense, increased 30% over the prior quarter, from $28.9 million to $37.5 million, mainly due to the Company’s acquisition activities.

*	During the quarter, Petrohawk completed two strategic transactions. On January 27, the Company closed its acquisition of approximately 106 Bcfe of proved natural gas reserves located in North Louisiana’s Elm Grove and Caspiana fields. On March 21, Petrohawk completed its divestment of approximately 25 Bcfe of proved reserves located in the Gulf of Mexico.

*	Petrohawk’s average prices from the sale of natural gas and oil were $7.75 per Mcf and $59.90 per Bbl respectively during the quarter, excluding the impact of hedges. Hedges reduced average sales prices by $0.25 per Mcf of natural gas and $6.68 per Bbl of oil. The Company does not elect hedge accounting.

Continued Drilling Success

As previously reported, the Company participated in the drilling of 66 gross wells during the quarter. Sixty-three of these wells were completed as producers, and three were dry holes for a success rate of 95%. Fourteen of the wells were drilled at Elm Grove/Caspiana field in North Louisiana. Six of the wells were drilled on non-proved locations, and the remaining eight wells were classified as proved undeveloped.

Petrohawk currently has six operated and six non-operated rigs drilling. Of these, two operated rigs are currently drilling in Elm Grove field, and a third operated rig is scheduled to begin drilling operations next week. Of the $51.3 million of capital expenditures reported during the first quarter, $36.9 million was dedicated directly to drilling activities.

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Hedging Program

Since the end of the quarter, the Company has added 1,000 barrels of oil per day to its hedge position for calendar 2007 in the form of costless collars with a floor of $65.00 and a ceiling of $85.00, and an additional 10,000 Mmbtu of natural gas per day for calendar 2007, also in the form of $8.00 floors with a deferred premium of $0.79 cents per Mmbtu.

To date, the Company has open positions on the following production volumes:

	April - December 2006			2007			2008
	GAS			GAS			GAS
	Volume (MMbtu)	Floor	Ceiling	Volume (MMbtu)	Floor	Ceiling	Volume (MMbtu)	Floor	Ceiling
Collars	11,275,000	$5.78	$8.87	6,530,000	$6.79	$11.72	3,600,000	$5.05	$6.53
Swaps				1,200,000	$6.06
Puts	4,050,000	$8.00		7,250,000	$8.00

	OIL			OIL			OIL
	Volume (Bbls)	Floor	Ceiling	Volume (Bbls)	Floor	Ceiling	Volume (Bbls)	Floor	Ceiling
Collars	1,007,250	$38.08	$50.17	605,000	$53.22	$68.72	60,000	$34.00	$45.30
Swaps							144,000	$38.10

Petrohawk will hold a conference call May 10, 2006 at 10:00 a.m. EDT (9:00 a.m. CDT) to discuss today’s announcement. To access the call, dial 800-644-8607 five to ten minutes before the call begins. Please reference Petrohawk Energy Conference ID 8796879. International callers may also participate by dialing 706-679-8184. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until May 24, 2006. To access the replay, please dial 800-642-1687 and reference conference ID 8796879. International callers may listen to a playback by dialing 706-645-9291.

Petrohawk Energy Corporation is an independent energy company engaged in the acquisition, production, exploration and development of oil and gas, with properties concentrated in the South Texas / Gulf Coast, East Texas / North Louisiana, Permian, Mid-Continent and Arkoma regions.

For more information contact Shane M. Bayless, EVP – Chief Financial Officer and Treasurer at (832) 204-2727 or sbayless@petrohawk.com; or contact Joan Dunlap, Assistant Treasurer at (832) 204-2737 or jdunlap@petrohawk.com. For additional information about Petrohawk, please visit our website at www.petrohawk.com.

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Additional Information for Investors

This press release contains “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995, based on Petrohawk’s current expectations and include statements regarding planned capital expenditures (including the amount and nature thereof), timing for completion of the proposed merger, acquisitions and divestitures, estimates of future production, statements regarding business plans and timing for drilling and exploration expenditures, the number of wells we anticipate drilling in 2006, the number and nature of potential drilling locations, future results of operations, quality and nature of the combined asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the possibility that the companies may be unable to obtain stockholder or other approvals required for the merger; the possibility that problems may arise in the integration of the businesses of the two companies; the possibility that the merger may involve unexpected costs; the possibility the combined company may be unable to achieve cost-cutting objectives; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect either companies’ operations or financial results are included in the companies’ other reports on file with the United States Securities and Exchange Commission. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Neither Petrohawk does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Additional Information About the Transaction and Where to Find It:

Petrohawk and KCS will file materials relating to the transaction with the SEC, including one or more registration statement(s) that contain a prospectus and a joint proxy statement. Investors and security holders of Petrohawk and KCS are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Petrohawk, KCS and the transaction. Investors and security

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holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Petrohawk may be obtained free of charge from Petrohawk’s website at www.petrohawk.com. The documents filed with the SEC by KCS may be obtained free of charge from KCS’s website at www.kcsenergy.com. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.

Petrohawk, KCS and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Petrohawk and KCS in favor of the acquisition. Information about the executive officers and directors of Petrohawk and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement-prospectus relating to the acquisition when it becomes available. Information about the executive officers and directors of KCS and Petrohawk and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement-prospectus relating to the acquisition when it becomes available.

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Petrohawk Energy Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
Operating revenues:
Oil and gas sales	$103,006	$32,326
Operating expenses:
Production expenses:
Lease operating	11,549	4,524
Workover and other	719	421
Taxes other than income	8,298	2,326
Gathering, transportation and other	1,872	333
General and administrative:
General and administrative	6,044	3,300
Stock-based compensation	644	1,579
Depletion, depreciation and amortization	37,450	10,814

Total operating expenses	66,576	23,297

Income from operations	36,430	9,029
Other income (expenses):
Net gain (loss) on derivative contracts	24,803	(28,652)
Interest expense and other	(9,072)	(3,349)

Total other income (expenses)	15,731	(32,001)

Income (loss) before income taxes	52,161	(22,972)
Income tax (provision) benefit	(19,222)	8,720

Net income (loss)	32,939	(14,252)
Preferred dividends	(108)	(109)

Net income (loss) available (applicable) to common shareholders	$32,831	$(14,361)

Earnings (loss) per share of common stock:
Basic	$0.40	$(0.36)

Diluted	$0.39	$(0.36)

Weighted average shares outstanding:
Basic	81,961	39,980

Diluted	84,219	39,980

Condensed Consolidated Balance Sheets (Unaudited) (In thousands)

	March 31, 2006	December 31, 2005
Assets
Current assets	$103,472	$105,981
Oil and gas properties, net	1,408,535	1,137,487
Other assets	176,066	166,706

Total assets	$1,688,073	$1,410,174

Liabilities and stockholders’ equity
Current liabilities	$134,447	$143,886
Long-term debt	544,712	495,801
Other noncurrent liabilities	316,056	244,029
Stockholders’ equity	692,858	526,458

Total liabilities and stockholders’ equity	$1,688,073	$1,410,174

Petrohawk Energy Corporation

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net income (loss)	$32,939	$(14,252)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and amortization	37,450	10,814
Deferred income tax provision (benefit)	19,222	(8,720)
Stock-based compensation	644	1,579
Net unrealized (gain) loss on derivative contracts	(30,955)	27,459
Net realized loss on derivative contracts acquired	4,496	1,255
Other	(179)	270

Cash flow from operations before changes in working capital	63,617	18,405
Changes in working capital	(9,696)	2,152

Net cash provided by operating activities	53,921	20,557

Cash flows from investing activities:
Oil and gas expenditures	(51,257)	(17,697)
Acquisition of Winwell Resources, Inc., net of cash acquired of $14,965	(172,275)	—
Acquisition of Proton Oil & Gas Corp., net of cash acquired of $870	—	(52,625)
Acquisition of oil and gas properties	(86,236)	—
Proceeds received from sale of oil and gas properties	47,573	78,469
Gas gathering system and equipment expenditures	(303)	(459)
Return of oil and gas property acquisition deposit	22,500	—

Net cash (used in) provided by investing activities	(239,998)	7,688

Cash flows from financing activities:
Proceeds from exercise of options	524	818
Proceeds from issuance of common stock	188,500	—
Acquisition of common stock	(46,200)	—
Proceeds from borrowings	285,000	63,000
Repayment of borrowings	(235,000)	(90,000)
Net realized loss on derivative contracts acquired	(4,496)	(1,255)
Offering costs	(10,307)	—
Dividends paid on 8% Cumulative Preferred Stock	(111)	(109)
Other	(1,102)	—

Net cash provided by (used in) financing activities	176,808	(27,546)

Net (decrease) increase in cash	(9,269)	699
Cash:
Beginning of period	12,911	5,660

End of period	$3,642	$6,359

Petrohawk Energy Corporation

Selected Operating Data (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
Production:
Natural gas - Mmcf	8,658	3,438
Crude oil - Mbbl	596	231
Natural gas equivalent - Mmcfe	12,234	4,822
Average daily production - Mmcfe	135.9	53.6

Average price per unit:
Realized oil price - as reported	$59.90	$46.62
Realized impact of derivatives	(6.68)	(3.91)

Net realized oil price	53.22	42.71

Realized gas price - as reported	7.75	6.24
Realized impact of derivatives	(0.25)	(0.09)

Net realized gas price	7.50	6.15

Cash flow from operations (1)	63,617	18,405
Cash flow from operations - per share (diluted)	0.76	0.46

Average cost per Mcfe:
Production expenses:
Lease operating	0.94	0.94
Workover and other	0.06	0.09
Taxes other than income	0.68	0.48
Gathering, transportation and other	0.15	0.07
General and administrative expense:
General and administrative	0.49	0.68
Stock-based compensation	0.05	0.33
Depletion expense	3.00	2.18

(1)	Represents cash flow from operations before changes in working capital. See the Consolidated Statements of Cash Flows for a reconciliation from this non-GAAP financial measure to the most comparable GAAP financial measure.

Selected Item Review and Reconciliation (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
Unrealized (gain) loss on derivatives:(1)
Natural gas	$(33,421)	$13,482
Crude oil	2,464	13,870

Total mark-to-market non-cash charge	(30,957)	27,352
Stock based compensation	644	1,579
Loss on extinguishment of debt	1,500	—

Total selected items, before tax	(28,813)	28,931
Income tax effect of selected items	10,618	(10,982)

Selected items, net of tax	(18,195)	17,949
Net income (loss) available (applicable) to common shareholders, as reported	32,831	(14,361)

Net income available to common shareholders, excluding selected items	$14,636	$3,588

Basic income (loss) per share, as reported	$0.40	$(0.36)
Impact of selected items	(0.22)	0.45

Basic income per share, excluding selected items	$0.18	$0.09

Diluted income (loss) per share, as reported	$0.39	$(0.36)
Impact of selected items	(0.21)	0.45

Diluted income per share, excluding selected items (2)	$0.18	$0.09

(1)	Represents the unrealized (gain) loss associated with the mark-to-market valuation of outstanding derivative positions at March 31, 2006 and 2005.
(2)	Preferred dividends have been taken into consideration for the diluted earnings per share calculations.